UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	333-128902	20-2627531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
510 Main Street, P.O. Box 49, Adams, Nebraska 68301
(Address of principal executive offices)
(402) 988-4655
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.
Standard Form of Agreement between E Energy Adams, LLC and Longfellow Foundations, Inc.
     On August 17, 2006, we entered into a Standard Form of Agreement (the “Agreement”) with Longfellow Foundations, Inc. for the construction relating to and work associated with Auger Cast Grout Pile Construction designed by Fagen, Inc., with who will design and build our ethanol plant using ICM, Inc. technology, on our plant site located near the village of Adams, Nebraska. The work performed under this Agreement constitutes the first significant construction at our plant site. Pursuant to the Agreement, we will pay Longfellow Foundations, Inc. approximately $348,800, subject to certain adjustments, in exchange for the work completed under the Agreement. Under the Agreement, Longfellow Foundations, Inc. will complete two (2) Fermentation Tank foundations Auger Cast Grout Piles no later than August 28, 2006, with the remaining work completed by mid-September, 2006. However, there is no assurance or guarantee that this construction will stay on the schedule outlined above.
License Agreement between E Energy Adams, LLC and ICM, Inc.
     On August 14, 2006, we entered into a license agreement with ICM, Inc. for limited use of ICM, Inc.’s proprietary technology and information to assist us in operating, maintaining, and repairing the ethanol production facility. We are not obligated to pay any fee to ICM, Inc. for use of the proprietary information and technology because our payment to Fagen, Inc. for the construction of the plant under the design-build agreement is inclusive of these costs.
Under the terms of the ICM License Agreement, ICM, Inc. granted us the use of the following:
•	Proprietary information and technology for our use in owning, operating, maintaining and repairing our plant; and

•	Proprietary information concerning the design, arrangement, configuration, and specifications of the combinations of distillation, evaporation, and alcohol dehydration equipment, the combination of the distillers grain drying and heat recovery system generation equipment and all documents supporting those combinations, and the computer system known as the distributed control system and all attendant documents.
Under the License agreement, ICM, Inc. retains the exclusive right and interest in the proprietary information and technology and the goodwill associated with that information. ICM, Inc. may terminate the license agreement upon written notice if we improperly use or disclose the proprietary information or technology at which point all proprietary property must be returned to ICM, Inc.
Under the terms of the ICM License Agreement, we obtained the rights to use the information and technology obtained through this agreement for the purpose of operating, maintaining and repairing the ethanol production facility which is to be designed and built by Fagen, Inc. We shall not use the information and technology for any other purpose.

If we fail to comply with the operating procedures set forth by ICM, Inc., all guarantees, representations and warranties previously given by ICM, Inc. concerning plant performance are void.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC
August 23, 2006	/s/ Jack L. Alderman

Date	Jack L. Alderman, President